                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2722797
                                                             -------------------

                           The Commonwealth of Massachusetts

                                 William Francis Galvin
----------                   Secretary of the Commonwealth
Examiner           One Ashburton Place, Boston, Massachusetts 02108-1512

                                  ARTICLES OF AMENDMENT
                        (General Laws, Chapter 156B, Section 72)
----------
Name
Approved
           We,   Stanley D. Black   , * President ,
              ----------------------
           and   Howard L. Levin    , * Clerk ,
              ----------------------
           of   Trend-Lines, Inc.   ,
              ----------------------
              (Exact name of corporation)

           located at:  135 American Legion Highway, Revere, MA  02151    ,
                      ----------------------------------------------------
                       (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

                    4 and 6
           ---------------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

           of the Articles of Organization were duly adopted at a meeting held on July 17 , 1996 , by vote of:
             --------- ------

           5,342,983   shares of    Class A Common   of 6,252,965   shares
           ------------         ---------------------  -------------
           outstanding,      (type, class & series, if any)

           3,193,943   shares of    Class B Common   of 3,193,943   shares
           ------------         ---------------------  -------------
           outstanding, and  (type, class & series, if any)

                       shares of                     of             shares
           ------------         ---------------------  -------------
           outstanding.      (type, class & series, if any)

C    [_]   /1/**             /2/** being at least two-thirds of each type,
P    [_]   class or series outstanding and entitled to vote thereon and of each
M    [_]   type, class or series of stock whose rights are adversely affected
R.A. [_]   thereby:


           *Delete the inapplicable words.     **Delete the inapplicable clause.
           /1/For amendments adopted pursuant to Chapter 156B, Section 70. /2/For amendments adopted pursuant to Chapter 156B, Section 71.
           Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.
---------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

   WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE          NUMBER OF SHARES     TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                            Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                         Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Change the total authorized to:

   WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE          NUMBER OF SHARES     TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                            Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                         Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          VOTED:  To amend Articles 4 and 6 of the Amended and Restated Articles
          -----
                  of Organization to read in their entirety as set forth on Exhibit A attached hereto as if set forth verbatim.



The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effectively on such later date.

Later effective date:      n/a  .
                     -----------


SIGNED UNDER THE PENALTIES OF PERJURY, this   17th day of        July , 1996 .
                                             ------      --------         ---

                                          /s/ Stanley D. Black   , *President,
_________________________________________________________________
                                         Stanley D. Black


                                         /s/ Howard L. Levin     , *Clerk.
_________________________________________________________________
                                         Howard L. Levin


*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                   (General Laws, Chapter 156B, Section 72)

================================================================================


I hereby approve the within Articles of Amendment, and the filing fee in the amount of $___________ having been paid, said article is deemed to have been filed with me with this ________day of ____________, 19____.



Effective date:
               -------------------------------------------


                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


        Howard L. Levin, Esquire
---------------------------------------------------------------
        Brown, Rudnick, Freed & Gesmer
---------------------------------------------------------------
        One Financial Center
---------------------------------------------------------------
        Boston, MA  02111
---------------------------------------------------------------

                                   EXHIBIT A

                               TREND-LINES, INC.

                       RESTATED ARTICLES OF ORGANIZATION

                              CONTINUATION PAGES


                                   ARTICLE 4
                                   ---------


        If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

        The classes of capital stock of the Corporation authorized by Article 4 shall have the voting powers, qualifications and relative participating, optional or other special rights and preferences, limitations or restrictions as set forth in this Article 4.

                             PART I - COMMON STOCK
                             ---------------------

A.      General Voting Rights and Powers.
        --------------------------------

        (i) Subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to the Common Stock, the holders of shares of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by stockholders, and holders of shares of Class B Common Stock shall be entitled to ten votes per share on all matters to be voted on by stockholders. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which the stockholders may vote, except when class voting is required by applicable law or when the holders of Class B Common Stock shall be entitled to vote as a separate class in accordance with Section B of this Part I.

        (ii) Notwithstanding anything contained in these Restated Articles of Organization to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be required to amend this Part I, or to adopt any provision inconsistent herewith.

        (iii) Subject to the rights and preferences of the Preferred Stock and any other class of stock ranking senior to Common Stock and subject to Subparagraph (ii) above, the vote of a majority of the combined voting power of all classes, voting as a single class, or of each class entitled as a matter of law or under these Restated Articles of Organization to vote as a separate class, shall be sufficient to approve any action to (i) amend these Articles of Organization or the

By-laws of the Corporation, or (ii) approve any agreement of merger or consolidation of the Corporation with or into another corporation or any sale, lease or exchange of substantially all of the assets of the Corporation, notwithstanding any provision of law or of the Articles of Organization that would otherwise require a greater vote in the absence of this provision.

B.      Special Voting Power of Class B Common Stock.  In addition to the
        --------------------------------------------
foregoing voting power and any rights provided by law, so long as any Class B Common Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the voting power of then-outstanding shares of Class B Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class: (i) amend or appeal any provision of, or add any provision to, the Corporation's Restated Articles of Organization or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Class B Common Stock; (ii) authorize or issue any new or existing class or classes or series of capital stock having any voting power superior to or on a parity with any voting power of the Class B Common Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of the capital stock of the Corporation having any voting power superior to or on a parity with the voting power of the Class B Common Stock; and (iii) reclassify any Class A Common Stock into shares having any voting power superior to or on a parity with the voting power of the Class B Common Stock.

C.      No Preemptive Rights.  Subject to the provisions of Section F of
        --------------------
this Part II in respect of Class B Common Stock, no holder of Class A Common Stock or Class B Common Stock shall have any rights, preemptive or other, to subscribe for or to acquire any capital stock of the Corporation solely by reason of the ownership or holding of any such Class A Common Stock or Class B Common Stock.

D.      Dividends and Other Distributions.  Subject to the rights and
        ---------------------------------
preferences of the holders of the Preferred Stock and any other class of stock ranking senior to the Common Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to dividends when, as and if declared and paid to the holders of Class A Common Stock and Class B Common Stock; provided that dividends must be paid on both the Class A Common Stock and the Class B Common Stock at any time that dividends are paid on either class. Any dividend so declared and payable in cash, capital stock of the Corporation (other than Class A Common Stock or Class B Common Stock) or other property shall be paid equally, share for share, on the Class A Common Stock and the Class B Common Stock. Dividends and distributions payable in shares of Class A Common Stock may be paid only on shares of Class A Common Stock and dividends and distributions payable in shares of Class B Common Stock may be paid only on shares of Class B Common Stock. If a dividend or distribution payable in Class A Common Stock is made on the Class A Common Stock, the Corporation shall also make a simultaneous dividend or distribution on the Class B Common Stock. If a dividend or distribution payable in Class B Common Stock is made on the Class B Common Stock, the Corporation shall also make a simultaneous dividend or distribution on the Class A Common Stock. Pursuant to any such dividend or distribution, each share of Class A Common Stock will receive a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock and each share of Class B Common Stock will receive a number of Class B Common Stock equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock.

E.      Liquidation Rights.  In the event of the liquidation, dissolution
        ------------------
or winding up of the Corporation and subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to or on a parity with the Common Stock, the holders of the shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, share for share, in all assets remaining after payment of all debts and other liabilities of the Corporation available for distribution.

F.      Conversion of Class B Common Stock.
        ----------------------------------

(i) Each share of Class B Common Stock may be converted, at the option of the holder, at any time into one fully-paid and non-assessable share of Class A Common Stock in the manner and subject to adjustment as set forth in Subparagraph (ii) of this Section F.

(ii) The Class B Common Stock shall be converted into Class A Common Stock in the following manner:

        (a) A holder of Class B Common Stock shall give written notice to the Corporation by mail of its desire to convert all or a portion of the shares of Class B Common Stock owned by such holder. Such notice shall be accompanied by certificates, duly endorsed for conversion, evidencing the number of shares of Class B Common Stock such holder desires to convert. The Corporation will, as soon as practicable thereafter, deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Class A Common Stock, a certificate representing the balance, if any, of the shares of Class B Common Stock tendered by the surrendered certificate or certificates but not converted to Class A Common Stock.

        (b) If, prior to the date on which all shares of Class B Common Stock are converted, the Corporation shall (1) pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock, (2) subdivide its outstanding Class A Common Stock, (3) combine its outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock or
(4) issue by reclassification of its Class A Common Stock other securities of the Corporation, the right to convert shall thereupon be adjusted, or, if necessary, amended, such that the number of shares of Class A Common Stock receivable upon conversion of the shares of Class B Common Stock immediately prior thereto shall be adjusted so that the holder shall be entitled to receive, upon the conversion of such shares of Class B Common Stock, the kind and number of shares of Class A Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Class B Common Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. Except as provided in this subparagraph (c), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Class A Common Stock shall be made.

        (c) If, prior to the date on which the shares of Class B Common Stock are converted, the Corporation shall (1) reorganize, reclassify or otherwise change the number of outstanding shares of Class A Common Stock, (2) consolidate with or merge with or into another "Person" (as defined in Section H of Article 6 hereof) resulting in a reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock, (3) sell or otherwise transfer all or substantially all of the assets of the Corporation, then a holder of Class B Common Stock shall thereafter have the right to convert such shares of Class B Common Stock into the kind and amount of stock, securities or assets, if any, such holder would have been entitled to receive upon such reorganization, reclassification, consolidation, merger, sale or transfer had such holder converted its shares of Class B Common Stock into Class A Common Stock immediately prior to such transaction.

        (d) If a holder of Class B Common Stock has delivered notice to the Corporation of its desire to convert all or a portion of its shares of Class B Common Stock and certificates, duly endorsed for conversion in respect of such shares, then all shares of Class B Common Stock so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Class A Common Stock, such holder shall be deemed, for all purposes, to be a holder of the number of shares of Class A Common Stock into which the shares of Class B Common Stock were converted and such holder is entitled to receive pursuant to the terms of this Section F in each case as of the close of business on the date on which such conversion notice is delivered.

        (e) The Corporation shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section F by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section F. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all the then outstanding shares of Class B Common Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon the conversion of Class B Common Stock. The Corporation shall obtain prior to or concurrently with the first issuance of the Class B Common Stock, and shall use its best efforts to maintain for as long as any shares of Class B Common Stock shall be outstanding, the authorization for the listing of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock on the Nasdaq Stock Market National Market and on any national securities exchange on which the Class A Common Stock is listed for trading, as applicable. The Corporation shall pay any and all transfer, stamp and other like taxes that may be payable in respect of the issuance or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock.

        (f) Shares of Class B Common Stock which shall have been converted, purchased or otherwise reacquired by the Corporation shall be restored to the status of authorized but unissued shares and shall be available for reissuance in the circumstances permitted by Part I, Section D, or to remedy any prior deficient dividend thereunder.

        (g) In the event of a "Transfer Event" (as defined in paragraph (h) of this Section F(ii)) in respect of any share of Class B Common Stock, such share shall be automatically converted into one share of Class A Common Stock as at the time of the Transfer Event in the same manner and subject to the same adjustments as set forth in paragraphs (a) through (f), inclusive, of this Section F(ii) as if written notice thereof had been given to the Corporation thereunder.

        (h) For purposes of this Section F, (1) a "Transfer Event" in respect of a specific holder includes or shall be deemed to have occurred upon
(i) any sale, assignment, transfer, pledge or other disposition, including by gift, devise, intestacy, operation of law or otherwise, of any of the shares of the Class B Common Stock by such holder other than to Stanley D. Black or Emilia
F. Black or to a "Controlled Person" (as defined below) of either of them, (ii) the holder of Class B Common Stock voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors, (iii) the holder of Class B Common Stock is subject involuntarily to such a petition or assignment or any creditor or other Person obtains an attachment or other legal or equitable interest in any shares of the Class B Common Stock of such holder, and such involuntary petition, assignment or attachment is not discharged within 90 days after creation, or (iv) if the holder of Class B Common Stock is required to transfer any such shares by reason of a judgment, court order or decree from which no appeal may be taken or by operation of law; (2) "Person" shall have the meaning set forth in Section H of Article 6 hereof; (3) a "Controlled Person" shall mean with respect to a specified holder any Person which is, directly or indirectly, controlled by or under direct or indirect common control with such specified holder. For the purpose of this definition, "Control" when used with respect to any Person means the sole or shared power to vote, or to direct the voting of, and/or the sole or shared power to dispose of, or to direct the disposition of, shares of Class B Common Stock, directly or indirectly, through ownership, proxy, or any contract, arrangement, understanding, relationship, or otherwise; and the term "controlled" shall have meanings correlative to the foregoing.

        (i) Determinations with respect to Transfer Events described in subparagraph (h) of this Section F(ii) shall be made by majority vote of the entire Board of Directors of the Corporation.

                           PART II - PREFERRED STOCK
                           -------------------------

        (i) The 1,000,000 shares of Preferred Stock (the "Preferred Stock") may consist of one or more series. The Board of Directors is hereby empowered to establish and designate, from time to time, the different series for the shares of Preferred Stock and the variations in the relative rights and preferences as between the different series as provided in paragraph (ii) below. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

        (ii) Subject to the provisions of this Article 4, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

                (a) the number of shares to constitute such series and the distinctive designation of such series;

                (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

                (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

                (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

                (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

                (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ration and other conversion rights;

                (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

                (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter by the laws of the Commonwealth of Massachusetts.

                                   ARTICLE 6
                                   ---------

        Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders:

        A. For the conduct and regulation of the business and affairs of the Corporation, and in further limitation, definition and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

                (1) The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

                (2) The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. The "entire" Board of Directors means the total number of directors (assuming no vacancies) which the Corporation would have under or pursuant to the By-Laws in effect at the time such number is to be determined. No election of Directors need be by written ballot.

                (3) The By-Laws of the Corporation may provide that the Board of Directors of the Corporation may make, amend or repeal the By-Laws at any time in whole or in part by a majority vote of the "Continuing Directors" (as defined in Section H below), except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. The stockholders may also make, amend or repeal the By-Laws by the affirmative vote of the holders of a majority of the shares of "Voting Stock" (as defined in Section H below) then outstanding. In no event shall any amendment to the By-Laws provide for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (b) of Section 50A of the Massachusetts Business Corporation Law be effective unless the same shall be set forth in an amendment to these Restated Articles of Organization or in a By-Law adopted by the Board of Directors by a majority vote of the entire Board of Directors.

        B. The Corporation may be a general or limited partner in any business enterprise which the Corporation would have power to conduct by itself.

        C. The Corporation may, to the fullest extent permitted by Section 67 of the Massachusetts Business Corporation Law, as same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        D. From time to time any of the provisions of these Restated Articles of Organization may be amended, altered or repealed, in accordance with
Article 4, Part 1 Section A. All rights at any time conferred upon the stockholders of the Corporation by these Restated Articles of Organization are granted subject to the provisions of this Section D of this Article 6.

        E. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section E of Article 6 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

        F. The provisions of Chapter 110F of the Massachusetts General Laws shall not apply to the Corporation.

        G. The Board of Directors of the Corporation, when evaluating any offer of another person to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation, the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be better served by the continued independence of the Corporation.

        H.      Definitions
                -----------

        The following definitions shall apply for the purpose of Article 4 and this Article 6:

        (a) "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

        (b) "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate of any Related Person and who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

        (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

        (d) "Person" shall mean any individual, firm, partnership, joint venture, joint stock company, trust, business trust, corporation, unincorporated association or other entity of whatsoever nature.

        (e) "Related Person" shall mean any Person (other than the Corporation, any Subsidiary or any individual who was as stockholder of the Corporation on May 1, 1994 which, together with such Person's Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary or any individually who was a stockholder of the Corporation on May 1, 1994) with which such Person or they have entered into any agreement, arrangements or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than 5% of the voting power of the outstanding Voting Stock after May 1, 1994.

        (f) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

        (g) "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

   FORM CD-74-10M-10-79-152328

                         The Commonwealth of Massachusetts
------------
Examiner
                            MICHAEL JOSEPH CONNOLLY           FEDERAL
                              Secretary of State              IDENTIFICATION
                   ONE ASHBURTON PLACE, BOSTON, MASS: 02108   NO. 04-2722797
                                                                 ------------
                       RESTATED ARTICLES OF ORGANIZATION

                    General Laws, Chapter 156B, Section 74

                This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.
                                ---------------
           We,  Stanley D. Black                           , President and
                Howard L. Levin                            , Assistant Clerk of

                               Trend-Lines, Inc.
         .......................................................................
                             (Name of Corporation)

         located at    100 Justin Drive, Chelsea
                   .............................................................

         do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted by written consent on May 9, 1994, by vote of

          900,000  shares of Common         out of   900,000 shares outstanding,
         ..........         ................      ...........
                               (Class of Stock)
                   shares of                out of       shares outstanding, and
         ..........         ................      .......
                               (Class of Stock)
                   shares of                out of           shares outstanding,
         ..........         ................      ...........
                               (Class of Stock)
         being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:-

             1. The name by which the corporation shall be known is:-

                               Trend Lines, Inc.

             2. The purpose for which the corporation is formed are as follows:-

                     Please see Continuation Page marked Article 2

C [_]
P [_]
M [_]
RA[_]

---------
P.C.

         Note: If the space provided under any article or item on this form is insufficient additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

     3. The total number of shares and the par value, if any, of each class of stock which the corporation's authorized to issue is as follows:

                   WITHOUT PAR VALUE                      WITH PAR VALUE
                   -----------------                      --------------
CLASS OF STOCK      NUMBER OF SHARES        NUMBER OF SHARES         PAR VALUE
--------------      ----------------        ----------------         ---------

Preferred             0                      1,000,000                $.01

Common                         Class A      20,000,000                $.01
                      0        Class B       5,000,000                $.01

    *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series not established:

               Please see Continuation Pages marked Article 4




    *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                       None



    *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

               Please see Continuation Pages marked Article 6




*If there are no such provisions, state "None".

                               TREND-LINES, INC.

                       RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGE
                               -----------------
                                   ARTICLE 2
                                   ---------


2.  The purposes for which the corporation is formed are as follows:

    Import, export, manufacture, buy and sell at wholesale or retail merchandise of every kind and nature and all other items related thereto.

    To purchase, lease, hire or otherwise acquire real and personal property, improved and unimproved of every kind and description, and to sell, dispose of, lease, convey, encumber and mortgage said property or any part thereof. To acquire, hold, lease, manage, operate, develop, control, build, erect, maintain for the purpose of said company, construct, reconstruct or purchase, either directly or indirectly through ownership of stock in any corporation, any lands, buildings, offices, stores, warehouses, mills, shops factories, plants, easements, privileges, franchises and licenses, to sell, lease, hire or otherwise dispose of the lands, buildings or other property of the company, or any part thereof. To borrow money, with or without pledge or mortgage upon all or any of its property, real or personal, as security, and to loan in advance money upon mortgages on personal and real property, or either of them.

    To purchase or otherwise acquire, undertake, carry on, improve and develop all or any of the business, goodwill, rights, assets or liabilities of any person, firm, association or corporation carrying on any kind of business the same as or of similar nature to that which this corporation is authorized to carry on pursuant to the provisions of this certificate.

    In general, to carry on and to have and exercise all of the powers permissible under Chapter 156B of the General Laws and Amendments thereto.

                               TREND-LINES, INC.

                       RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGE
                               -----------------

                                   ARTICLE 4
                                   ---------

    If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

    The classes of capital stock of the Corporation authorized by Article 4 shall have the voting powers, qualifications and relative participating, optional or other special rights and preferences, limitations or restrictions as set forth in this Article 4.

                             PART I - COMMON STOCK
                             ---------------------

A.  General Voting Rights and Powers.
    --------------------------------

    Subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to the Common Stock, the holders of shares of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by stockholders and holders of shares of Class B Common Stock shall be entitled to ten votes per share on all matters to be voted on by stockholders. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which the stockholders may vote, except when class voting is required by applicable law or when the holders of Class B Common Stock shall be entitled to vote as a separate class in accordance with Section B of this Part I.

B.  Special Voting Power of Class B Common Stock.  In addition to the foregoing
    --------------------------------------------
voting power and any rights provided by law, so long as any Class B Common Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the voting power of then-outstanding shares of Class B Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class: (i) amend or appeal any provision of, or add any provision to, the Corporation's Restated Articles of Organization or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Class B Common Stock;
(ii) authorize or issue any new or existing class or classes or series of capital stock having any voting power superior to or on a parity with any voting power of the Class B Common Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of the capital stock of the Corporation having any voting power superior to or on a parity with the voting power of the Class B Common Stock; and (iii) reclassify any Class A Common Stock into shares having any voting power superior to or on a parity with the voting power of the Class B Common Stock.

C.  No Preemptive Rights.  Subject to the provisions of Section F of this Part I
    --------------------
in respect of Class B Common Stock, no holder of Class A Common Stock or Class B Common Stock shall have any rights, preemptive or other, to subscribe for or to acquire any capital stock of the Corporation solely by reason of the ownership or holding of any such Class A Common Stock or Class B Common Stock.

D.  Dividends and Other Distributions.  Subject to the rights and preferences of
    ---------------------------------
the holders of the Preferred Stock and any other class of stock ranking senior to the Common Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to dividends when, as and if declared and paid to the holders of Class A Common Stock and Class B Common Stock; provided that dividends must be paid on both the Class A Common Stock and the Class B Common Stock at any time that dividends are paid on either class. Any dividend so declared and payable in cash, capital stock of the Corporation (other than Class A Common Stock or Class B Common Stock) or other property shall be paid equally, share for share, on the Class A Common Stock and the Class B Common Stock. Dividends and distributions payable in shares of Class A Common Stock may be paid only on shares of Class A Common Stock and dividends and distributions payable in shares of Class B Common Stock may be paid only on shares of Class B Common Stock. If a dividend or distribution payable in Class A Common Stock is made on the Class A Common Stock, the Corporation shall also make a simultaneous dividend or distribution on the Class B Common Stock. If a dividend or distribution payable in Class B Common Stock is made on the Class B Common Stock, the Corporation shall also make a simultaneous dividend or distribution on the Class A Common Stock. Pursuant to any such dividend or distribution, each share of Class A Common Stock will receive a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock and each share of Class B Common Stock will receive a number of Class B Common Stock equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock.

E.  Liquidation Rights.  In the event of the liquidation, dissolution or winding
    ------------------
up of the Corporation and subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to or on a parity with the Common Stock, the holders of the shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, share for share, in all assets remaining after payment of all debts and other liabilities of the Corporation available for distribution.

F.  Conversion of Class B Common Stock.
    ----------------------------------

    (i) Each share of Class B Common Stock may be converted, at the option of the holder, at any time into one fully-paid and non-assessable share of Class A Common Stock in the manner and subject to adjustment as set forth in Subparagraph (ii) of this Section F.

    (ii) The Class B Common Stock shall be converted into Class A Common Stock in the following manner:

         (a) A holder of Class B Common Stock shall give written notice to the Corporation by mail of its desire to convert all or a portion of the shares of Class B Common Stock owned by such holder. Such notice shall be accompanied by certificates, duly endorsed for conversion, evidencing the number of shares of Class B Common Stock such holder desires to convert.
    The Corporation will, as soon as practicable thereafter, deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Class A Common Stock, a certificate representing the balance, if any, of the shares of Class B Common Stock tendered by the surrendered certificate or certificates but not converted to Class A Common Stock.

         (b) If, prior to the date on which all shares of Class B Common Stock are converted, the Corporation shall (1) pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock, (2) subdivide its outstanding Class A Common Stock, (3) combine its outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock or (4) issue by reclassification of its Class A Common Stock other securities of the Corporation, the right to convert shall thereupon be adjusted, or, if necessary, amended, such that the number of shares of Class A Common Stock receivable upon conversion of the shares of Class B Common Stock immediately prior thereto shall be adjusted so that the holder shall be entitled to receive, upon the conversion of such shares of Class B Common Stock, the kind and number of shares of Class A Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Class B Common Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. Except as provided in this subparagraph (c), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Class A Common Stock shall be made.

         (c) If, prior to the date on which the shares of Class B Common Stock are converted, the Corporation shall (1) reorganize, reclassify or otherwise change the number of outstanding shares of Class A Common Stock, (2) consolidate with or merge with or into another "Person" (as defined in Section H of Article 6 hereof) resulting in a reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock, (3) sell or otherwise transfer all or substantially all of the assets of the Corporation, then a holder of Class B Common Stock shall thereafter have the right to convert such shares of Class B Common Stock into the kind and amount of stock, securities or assets, if any, such holder would have been entitled to receive upon such reorganization, reclassification, consolidation, merger, sale or transfer had such holder converted its shares of Class B Common Stock into Class A Common Stock immediately prior to such transaction.

         (d) If a holder of Class B Common Stock has delivered notice to the Corporation of its desire to convert all or a portion of its shares of Class B Common Stock and certificates, duly endorsed for conversion in respect of such shares, then all shares of Class B Common Stock so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Class A Common Stock, such holder shall be deemed, for all purposes, to be a holder of the number of shares of Class A Common Stock into which the shares of Class B Common Stock were converted and such holder is entitled to receive pursuant to the terms of this Section F in each case as of the close of business on the date on which such conversion notice is delivered.

         (e) The Corporation shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section F by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section F. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all the then outstanding shares of Class B Common Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon the conversion of Class B Common Stock. The Corporation shall obtain prior to or concurrently with the first issuance of the Class B Common Stock, and shall use its best efforts to maintain for as long as any shares of Class B Common Stock shall be outstanding, the authorization for the listing of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock on the Nasdaq Stock Market National Market and on any national securities exchange on which the Class A Common Stock is listed for trading, as applicable. The Corporation shall pay any and all transfer, stamp and other like taxes that may be payable in respect of the issuance or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock.

         (f) Shares of Class B Common Stock which shall have been converted, purchased or otherwise reacquired by the Corporation shall be retired and cancelled and shall no longer be available for issuance.

         (g) In the event of a "Transfer Event" (as defined in paragraph (h) of this Section F(ii)) in respect of any share of Class B Common Stock, such share shall be automatically converted into one share of Class A Common Stock as at the time of the Transfer Event in the same manner and subject to the same adjustments as set forth in paragraphs (a) through (f), inclusive, of this Section F(ii) as if written notice thereof had been given to the Corporation thereunder.

         (h) For purposes of this Section F, (1) a "Transfer Event" in respect of a specific holder includes or shall be deemed to have occurred upon (i) any sale, assignment, transfer, pledge or other disposition, including by gift, devise, intestacy, operation of law or otherwise, of any of the shares of the Class B Common Stock by such holder other than to Stanley D. Black or Emilia F. Black or to a "Controlled Person" (as defined below) of either of them, (ii) the holder of Class B Common Stock voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors, (iii) the holder of Class B Common Stock is subject involuntarily to such a petition or assignment or any creditor or other Person obtains an attachment or other legal or equitable interest in any shares of the Class B Common Stock of such holder, and such involuntary petition, assignment or attachment is not discharged within 180 days after creation, or (iv) if the holder of Class B Common Stock is required to transfer any such shares by reason of a judgment, court order or decree from which no appeal may be taken or by operation of law; (2) "Person" shall have the meaning set forth in Section H of Article 6 hereof; (3) a "Controlled Person" shall mean with respect to a specified holder any Person which is, directly or indirectly, controlled by or under direct or indirect common control with such specified holder. For the purpose of this definition, "Control" when used with respect to any Person means the sole or shared power to vote, or to direct the voting of, and/or the sole or shared power to dispose of, or to direct the disposition of, shares of Class B Common Stock, directly or indirectly, through ownership, proxy, or any contract, arrangement, understanding, relationship, or otherwise; and the term "controlled" shall have meanings correlative to the foregoing.

         (i) Determinations with respect to Transfer Events described in subparagraph (h) of this Section F(ii) shall be made by majority vote of the entire Board of Directors of the Corporation.

         (j) Notwithstanding anything contained in these Restated Articles of Organization to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be required to amend this Part I, or to adopt any provision inconsistent herewith.

                           PART II - PREFERRED STOCK
                           -------------------------

    (i) The 1,000,000 shares of Preferred Stock (the"Preferred Stock") may consist of one or more series. The Board of Directors is hereby empowered to establish and designate, from time to time, the different series for the shares of Preferred Stock and the variations in the relative rights and preferences as between the different series as provided in paragraph (ii) below. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

    (ii) Subject to the provisions of this Article 4, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

         (a) the number of shares to constitute such series and the distinctive designation of such series;

         (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

         (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

         (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

         (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

         (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ration and other conversion rights;

         (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

         (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter by the laws of the Commonwealth of Massachusetts.

                               TREND-LINES, INC.

                       RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGE
                               -----------------

                                   ARTICLE 6
                                   ---------

    Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders:

    A. For the conduct and regulation of the business and affairs of the Corporation, and in further limitation, definition and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        (1) The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

        (2) The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. The "entire" Board of Directors means the total number of directors (assuming no vacancies) which the Corporation would have under or pursuant to the By-Laws in effect at the time such number is to be determined. No election of Directors need be by written ballot.

        (3) The By-Laws of the Corporation may provide that the Board of Directors of the Corporation may make, amend or repeal the By-Laws at any time in whole or in part by a majority vote of the "Continuing Directors" (as defined in Section I below), except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. The stockholders may also make, amend or repeal the By-Laws by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of all "Voting Stock" (as defined in Section H below), voting together as a single class. In no event shall any amendment to the By-Laws provide for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (b) of Section 50A of the Massachusetts Business Corporation Law be effective unless the same shall be set forth in an amendment to these Restated Articles of Organization or in a By-Law adopted by the Board of Directors by a majority vote of the entire Board of Directors.

        B. The Corporation may be a general or limited partner in any business enterprise which the Corporation would have power to conduct by itself.

        C. The Corporation may, to the fullest extent permitted by Section 67 of the Massachusetts Business Corporation Law, as same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        D. From time to time any of the provisions of these Restated Articles of Organization may be amended, altered or repealed, and other provisions authorized by the laws of the Commonwealth of Massachusetts at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by these Restated Articles of Organization are granted subject to the provisions of this Section D of this Article 6.

        E. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph of this Section E of Article 6 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

        F. 1. In addition to the affirmative vote otherwise required by law or any provision of these Restated Articles of Organization, except as otherwise provided in subsection 2 of this Section F, any "Business Combination" (as defined in Section

        H below) shall require the affirmative vote of the holders of two-thirds of the combined voting power of all Voting Stock, voting together as a single class.

            Such affirmative vote shall be required notwithstanding any other provisions of these Restated Articles of Organization, or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote of the holders of the combined voting power of the outstanding shares of any particular class of series of the Voting Stock or other capital stock required by law or by these Restated Articles of Organization.

            2. The provisions of subsection 1 of this Section F shall not be applicable in respect of a Business Combination if, in the case of such Business Combination that does not involve any consideration received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in paragraph (a) below is met, or, in the case of any other Business Combination, the conditions specified in either of paragraphs (a) or (b) below are met; otherwise, such Business Combination shall require only such affirmative vote as is required by law, any other provision of these Restated Articles of Organization, or any agreement with any national securities exchange, as the case may be:

            (a) The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

            (b) All of the following conditions shall have been met:

                (i) The form of the consideration received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the "Related Person" (as defined in Section H below) has paid for shares of such class of Voting Stock within the two-year period ending on and including the "Determination Date" (as defined in Section H below). If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

                (ii) The aggregate amount of consideration received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph (b)(ii) shall be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock):

                  (a) (if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the "Announcement Date" (as defined in Section H below) or in the transaction in which it became a Related Person, whichever is higher; or

                  (b) the "Fair Market Value" (as defined in Section H below) per share of such Voting Stock on the Announcement Date; or

                  (c) in the case of any class of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

           (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination:

                  (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock;

                  (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock), unless the failure so to increase such annual rate of dividends is approved by a majority of the Continuing Directors;

                  (c) such Related Person shall not have become the beneficial owner of any newly issued shares of Voting Stock directly or indirectly from the Corporation except as part of the transaction which results in such Related Person becoming a Related Person.

                  (d) after such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (e) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the "Exchange Act" (as defined in Section H below) or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the Board of Directors and/or shall contain an opinion by an investment banking firm, selected by a majority of the Continuing Directors, as to the fairness (or unfairness) of the Business Combination to the stockholders of the Corporation, other than the Related Person.

            (c) A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them, after reasonable inquiry, all facts necessary to determine compliance with this Section F including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether the applicable conditions set forth in paragraph (b) of subsection 2 have been met with respect to any Business Combination, and (iv) whether the assets which are the subject of any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have an aggregate fair market value in excess of 10% of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements.

            (d) Nothing contained in this Section F shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

            (e) Notwithstanding anything contained in these Restated Articles of Organization to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all Voting Stock, voting together as a single class, shall be required to amend or repeal this Section F or Section H below, or to adopt any provision inconsistent herewith or therewith.

            G. The Board of Directors of the Corporation, when evaluating any offer of another person to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation, the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be better served by the continued independence of the Corporation.

            (e) Notwithstanding anything contained in these Restated Articles of Organization to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of all Voting Stock, voting together as a single class, shall be required to amend or repeal this Section G, or to adopt any provision inconsistent herewith.

            H.    Definitions
                  -----------

            The following definitions shall apply for the purpose of Article 4 and Sections F and G, inclusive, of this Article 6:

            (a) "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

            (b) "Announcement Date" shall mean the date of first public announcement of the proposal of a Business Combination.

            (c) "Associate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

            (d) "Business Combination" shall mean:

               (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related

                     Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value in excess of 10% of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements; or

               (iii) the issuance or transfer by the Corporation or any
                     Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value in excess of 10% of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements; or

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.

            (e) "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate of any Related Person and who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

            (f) "Determination Date" shall mean the date upon which the Business Combination is consummated.

            (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

            (h) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing bid or sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq Stock Market National Market and on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on the Nasdaq Stock Market National Market or any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealer, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

            (i) "Person" shall mean any individual, firm, partnership, joint venture, joint stock company, trust, business trust, corporation, unincorporated association or other entity of whatsoever nature.

            (j) "Related Person" shall mean any Person (other than the Corporation, any Subsidiary or any individual who was as stockholder of the Corporation on May 9, 1994 which, together with such Person's Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary or any individually who was a stockholder of the Corporation on May 1, 1994) with which such Person or they have entered into any agreement, arrangements or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than 5% of the voting power of the outstanding Voting Stock after May 9, 1994.

            (k) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

            (l) "Voting Stock" shall mean all of the then outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, and entitled to vote generally in the election of directors.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles..............
                3,4,5 and 6
 .............................................................................
     (*If there are no such amendments, state "None".)

                  Briefly describe amendments in space below:

Article 3 is amended to increase and change the authorized capital and
Article 4 is amended to describe the new classes of stock.

Article 5 is amended to delete the restrictions upon transfer of stock.

Article 6 is amended to change the other lawful provisions for the conduct and regulation of the business and affairs of the Corporation.



IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 7th day of June. In the year 1994.

/s/ Stanley D. Black
-----------------------    President
Stanley D. Black

/s/ Howard L. Levin
-----------------------    Clerk
Howard L. Levin

                       THE COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                   i hereby approve the within restated articles of
               organization and, the filing fee in the amount of $25,500.00 having been paid, said articles are deemed to have been filed with me this 20th day of June, 1994.

                                            /s/ Michael Joseph Connolly
                                            MICHAEL JOSEPH CONNOLLY

                                                 Secretary of State






                         TO BE FILLED IN BY CORPORATION


               PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

               TO:

                   Edythe Bradford Harkins
               ..........................................................
                   Brown, Rudnick, Freed & Gesmer
               ..........................................................
                   One Financial Center
               ..........................................................
                   Boston, MA 02111
               ..........................................................

               Telephone  (617)330-9000
                        .................................................

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